UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2019 (November 15, 2019)

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMPH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2019, KemPharm, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that based upon the Company’s continued non-compliance with the minimum $50 million market value of listed securities (“MVLS”) requirement for continued listing on The Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “Rule”), the Company’s common stock would be subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel, which request will stay any suspension or delisting action by Nasdaq at least until the hearing process concludes and any extension granted by the Panel expires. At the hearing, the Company will present its plan to regain compliance with the Rule and request an extension to do so. The Panel has the discretion to grant the Company an extension of up to 180 days from the date of the Staff’s delist determination, or May 13, 2019.

As previously disclosed by the Company, on May 17, 2019, Nasdaq notified the Company that it had not evidenced a market value of listed securities of at least $50 million for the previous 30 consecutive business day period. In accordance with the Nasdaq Listing Rules, the Company was provided with a 180-calendar day grace period to evidence compliance with the Rule by evidencing an MVLS of at least $50 million for a minimum of 10 consecutive business days on or before November 13, 2019. The Company did not evidence compliance with the Rule by November 13, 2019, which resulted in the issuance of the Staff’s determination dated November 15, 2019.

Although the Company is taking definitive steps to evidence compliance with the applicable listing rules, there can be no assurance that the Panel will grant the Company’s request for continued listing on Nasdaq or, if the Panel grants the request, that the Company will be able to evidence compliance prior to the expiration of any extension that may be granted by the Panel. This could impair the liquidity and market price of its common stock. In addition, the delisting of its common stock from a national exchange could have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: November 21, 2019	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer